Exhibit 3.1

Articles of Amendment

to

Articles of Incorporation

of

World Health Alternatives Inc.

(Name of corporation as currently filed with the Florida Dept. of State)

P02000016508

(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

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(Must contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.”)

(A professional corporation must contain the word “chartered”, “professional association,” or the abbreviation “P.A.”)

AMENDMENTS ADOPTED-(OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock

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(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

N/A

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(continued)

The date of each amendment(s) adoption: August 24, 2005

Effective date if applicable: ____________________________________________

(no more than 90 days after amendment file date)

Adoption of Amendment(s)    (CHECK ONE)

☐	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by

_______________________________________________.”

(voting group)

☑	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 24th day of August, 2005.

Signature	/s/ John Sercu
(By a director, president or other officer If directors or officers have not been selected by an incorporator - if in the funds of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

John Sercu
(Typed or printed name of person signing)

Interim President and CEO
(Title of person signing)

FILING FEE: $35

WORLD HEALTH ALTERNATIVES, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES C CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 607.0602 OF THE

FLORIDA GENERAL CORPORATION LAW

The undersigned, John C. Sercu does hereby certify that:

1. He is the interim President and Chief Executive Officer, of WORLD HEALTH ALTERNATIVES, INC., a Florida corporation (the “Corporation”).

2. The Corporation is authorized to issue 100,000,000 shares of Preferred Stock and have sufficient shares available to designate as Series C.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as Preferred Stock, comprised of 100,000,000 shares, $0.001 par value, issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any Series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the Series C Preferred Stock, which shall consist of, except as otherwise set forth in the Purchase Agreement, up to 38,288 shares of the Series C Preferred Stock which the corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Series C Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Series C Preferred Stock as follows:

TERMS OF SERIES C PREFERRED STOCK

Section 1. Designation, Amount and Par Value. The series of Series C Preferred Stock shall be designated as its Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and the number of shares so designated shall be 38,288 (which shall not be subject to increase without the consent of all of the holders of the Series C Preferred Stock (each, a “Series C Holder” and collectively, the “Series C Holders”)). Each share of Series C Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”). Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 8 hereof.

Section 2. Dividends.

(a) Holders shall be entitled to receive and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 5% per annum (subject to increase pursuant to Section 7(a)) from the date of issuance payable quarterly on March 1, June 1, September 1 and December 1, beginning with December 1, 2005, the first such date after the Original Issue Date, and on any Conversion Date or redemption date pursuant to the terms hereunder (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day)(“Dividend Payment Date”). The form of dividend payments to each Holder shall be made in the following order: (i) if funds are legally available for the payment of dividends and the Equity Conditions have not been met, in cash only, (ii) if funds are legally available for the payment of dividends and the Equity Conditions have been met, at the sole election of the Corporation, in cash or shares of Common Stock which shall be valued solely for such purpose at the average of the 20 VWAPs immediately prior to the Dividend Payment Date; (iii) if funds are not legally available for the payment of dividends and the Equity Conditions have been met, in shares of Common Stock which shall be valued at the average of the 20 VWAPs immediately prior to the Dividend Payment Date; (iv) if funds are not legally available for the payment of dividends and the Equity Conditions relating to registration have been waived by such Holder, as to such Holder only, in unregistered shares of Common Stock which shall be valued at the average of the 20 VWAPs immediately prior to the Dividend Payment Date; and (v) if funds are not legally available for the payment of dividends and the Equity Conditions have not been met, then, at the election of such Holder, such dividends shall accrue to the next Dividend Payment Date or shall be accreted to the outstanding Stated Value. The Holders shall have the same rights and remedies with respect to the delivery of any such shares as if such shares were being issued pursuant to Section 5. On the Closing Date the Corporation shall have notified the Holders whether or not it may lawfully pay cash dividends. The Corporation shall promptly notify the Holders at any time the Corporation shall become able or unable, as the case may be, to lawfully pay cash dividends. If at any time the Corporation has the right to pay dividends in cash or Common Stock, the Corporation must provide the Holder with at least 20 Trading Days’ notice of its election to pay a regularly scheduled dividend in Common Stock. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number ofSeries C Preferred Stock held by each Series C Holder. Any dividends, whether paid in cash or shares, that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the Dividend Payment Date through and including the date of payment).

(b) So long as any Series C Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Series C Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5 or dividends due and paid in the ordinary course on Series C Preferred Stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder) upon, nor shall any distribution be made in respect of, any Junior Securities so long as any dividends due on the Series C Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Series C Preferred Stock.

(c) The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section B of the General Corporation Law of Florida) in respect of the Series C Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Series C Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under the General Corporation Law of Florida without the prior written consent of each Series C Holder.

Section 3. Voting Rights. Each share of Series C Preferred Stock shall vote with the Common Stock on a as converted basis. However, so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of a majority of the Series C Holders of the shares of the Series C Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise pari passu with the Series C Preferred Stock, (c) amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the Series C Holders, (d) increase the authorized number of shares of Series C Preferred Stock, (e) any sale of assets not in the ordinary course of business and constituting at least $5,000,000 in the aggregate, (f) enter into any agreement with respect to the foregoing or (g) take any other action which would have an adverse impact on the rights or privileges of the Series C Holders.

Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Series C Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Series C Preferred Stock an amount equal to 200% of the Stated Value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Series C Holders shall be distributed among the Series C Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be treated as a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Series C Holder.

Section 5. Conversion.

(a) (i) Conversions at Option of Series C Holder. Each share of Series C Preferred Stock shall be convertible into that number of shares of Common Stock (subject to the limitations set forth in Sections 5(a)(ii), (iii) and (iv)) determined by dividing the Stated Value of such share of Series C Preferred Stock by the Set Price, at the option of the Series C Holder, at any time and from time to time from and after the Original Issue Date. Series C Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series C Preferred Stock to be converted, the number of shares of Series C Preferred Stock owned prior to the conversion at issue, the number of shares of Series C Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Series C Holder delivers such Notice of Conversion to the Corporation by facsimile (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error, provided that to the extent such calculations and entries are inconsistent with the records of the Corporation, the Series C Holder provides appropriate documentation.

(ii) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Series C Preferred Stock, and the Series C Holder shall not have the right to convert any portion of the Series C Preferred Stock to the extent that after giving effect to such conversion, the Series C Holder (together with the Series C Holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of the Common Stock Outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Series C Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Stated Value of Series C Preferred Stock beneficially owned by the Series C Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Series C Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5(a)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 5(a)(ii) applies, the determination of whether the Series C Preferred Stock is convertible (in relation to other securities owned by the Series C Holder together with any affiliates) and of which shares of Series C Preferred Stock is convertible shall be in the sole discretion of such Series C Holder, and the submission of a Notice of Conversion shall be deemed to be such Series C Holder’s determination of whether the shares of Series C Preferred Stock may be converted (in relation to other securities owned by such Series C Holder) and which shares of the Series C Preferred Stock is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, the Series C Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 5(a)(ii), in determining the number of outstanding shares of Common Stock at any time following the filing of the Company’s Form 10-Q for the quarter ending September 30, 2005, the Series C Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation’s most recent Form 10-Q or Form 10-K, as the case may be, (B) a more recent public announcement by the Corporation or (C) any other notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock Outstanding.

Upon the written or oral request at any time following the filing of the Company’s Form 10-Q for the quarter ending September 30, 2005, of the Series C Holder, the Corporation shall within two Trading Days confirm orally and in writing to the Series C Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series C Preferred Stock, by the Series C Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 5(a)(ii) may be waived by the Series C Holder upon, at the election of the Series C Holder, not less than 61 days’ prior notice to the Corporation, and the provisions of this Section 5(a)(ii) shall continue to apply until such 61st day (or such later date, as determined by the Series C Holder, as may be specified in such notice of waiver).

(iii) Limitation on Number of Shares Issuable. Notwithstanding anything herein to the contrary, the Corporation shall not issue to any Series C Holder any shares of Common Stock, including pursuant to any rights herein, including, without limitation, any conversion rights, to the extent such shares, when added to the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock or other warrants, would exceed the number of shares permitted to be issued under the corporate governance rules of the Principal Market that is at the time the principal trading exchange or market for the Common Stock, based upon the share volume, as confirmed in writing by counsel to the Corporation (the “Maximum Aggregate Share Amount”), unless the Corporation first obtains shareholder approval permitting such issuances in accordance with the Principal Market rules (“Shareholder Approval”). Each Series C Holder shall be entitled to a portion of the Maximum Aggregate Share Amount equal to a quotient obtained by dividing (x) such number of shares of Series C Preferred Stock initially purchased by such Series C Holder by (y) the aggregate number of shares purchased by all Series C Holders. Such portions shall be adjusted upward ratably in the event all of the shares of Series C Preferred Stock of any Series C Holder are no longer outstanding. If at any time the number of shares of Common Stock that could, notwithstanding the limitations set forth herein, be issuable and sold to all Series C Holders during the following 12 months (assuming all dividends are paid in shares of Common Stock during such period of determination based on the VWAP at the time of any such determination) equals or exceeds the Maximum Aggregate Share Amounts, then the Corporation shall, subject to any requirements in the Purchase Agreement to act sooner, obtain the Shareholder Approval applicable to such issuance as soon as it is possible, but in any event not later than the 75th day after the date in which the Corporation determines (or is notified by any Series C Holder) that the Maximum Aggregate Share Amount could be exceeded and shall continue to seek to obtain Shareholder Approval every 75 days until such Shareholder

Approval is obtained. If the Corporation shall have failed to obtain the Shareholder Approval on or prior to the initial 75th day after the date in which the Corporation determines (or is notified by a Series C Holder) that the Maximum Aggregate Share Amount would be exceeded, then the dividend on the Series C Preferred Stock shall thereafter be 15% per annum until such Shareholder Approval is obtained.

(iv) Limitation on Authorized Shares. Notwithstanding anything herein to the contrary, the Corporation shall not issue to any Series C Holder any shares of Common Stock, including pursuant to any rights herein, including, without limitation, any conversion rights, to the extent such shares, when added to the number of shares of Common Stock outstanding or issuable upon conversion of Series A Preferred Stock or warrants outstanding or shares otherwise reserved for issuance as of the Original Issue Date, would exceed the number of shares of Common Stock authorized for issuance under the Company’s Certificate of Incorporation (the “Maximum Authorized Share Amount”), unless the Corporation has first amended its Certificate of Incorporation to authorize a sufficient number for shares of Common Stock for issuance upon conversion or exercise of all outstanding Common Stock Equivalents and the Actual Minimum. Each Series C Holder shall be entitled to a portion of the Maximum Authorized Share Amount equal to the product of (A) the quotient obtained by dividing (x) such number of shares of Series C Preferred Stock initially purchased by such Series C Holder by (y) the aggregate number of shares purchased by all Series C Holders, multiplied by (B) the difference of (x) the Maximum Shares Amount minus (y) the total number of outstanding shares of Common Stock on a fully diluted basis taking into account all outstanding Common Stock Equivalents and share reserves other than Common Stock issued or issuable in respect of the Series C Preferred Stock and the Warrants issued in connection therewith. Such portions shall be adjusted upward ratably in the event all of the shares of Series C Preferred Stock of any Series C Holder are no longer outstanding. If at any time after 180 days following the Closing date, the number of shares of Common Stock that could, notwithstanding the limitations set forth herein, be issuable and sold to all Series C Holders equals or exceeds the Maximum Authorized Share Amount, then the Corporation shall, subject to any requirements in the Purchase Agreement to act sooner, obtain the Shareholder Approval applicable to such issuance as soon as it is possible. If following the first anniversary of the Closing Date, the Corporation shall have failed to obtain the Shareholder Approval on or prior to the initial 75th day after the date in which the Corporation determines (or is notified by a Series C Holder) that the Maximum Authorized Share Amount would be exceeded, then the dividend on the Series C Preferred Stock shall thereafter be 15% per annum until such Shareholder Approval is obtained.

(b) (i) Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver to the Series C Holder (A) a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series C Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). After the Effective Date, the Corporation shall, upon request of the Series C Holder, deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Series C Holder by the third Trading Day after the Conversion Date, the Series C Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Series C Preferred Stock tendered for conversion.

(ii) The Corporation’s obligations to issue and deliver the Conversion Shares upon conversion and redemption of Series C Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Series C Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Series C Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Series C Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Series C Holder in connection with the issuance of such Conversion Shares. In the event a Series C Holder shall elect to convert any or all of the Stated Value of its Series C Preferred Stock, the Corporation may not refuse conversion based on any claim that such Series C Holder or any one associated or affiliated with the Series C Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series C Preferred Stock shall have been sought and obtained and the Corporation posts a surety bond for the benefit of the Series C Holder in the amount of 150% of the Stated Value of Series C Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Series C

Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Corporation shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to the Series C Holder such certificate or certificates pursuant to Section 5(b)(i) by the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Series C Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Series C Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after 3 Trading Days and increasing to $200 per Trading Day 6 Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Series C Holder’s right to pursue actual damages for the Corporation’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Series C Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(iii) If the Corporation fails to deliver to the Series C Holder such certificate or certificates pursuant to Section 5(b)(i) by a Share Delivery Date, and if after such Share Delivery Date the Series C Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Series C Holder of the Conversion Shares which the Series C Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall pay in cash to the Series C Holder the amount by which (x) the Series C Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Series C Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Series C Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series C Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under clause (A) of the immediately preceding sentence the Corporation shall be required to pay the Series C Holder $1,000. The Series C Holder shall provide the Corporation written notice indicating the amounts payable to the Series C Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Series C Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series C Preferred Stock as required pursuant to the terms hereof.

(c) (i) The conversion price for each share of Series C Preferred Stock shall equal $0.25 (the “Set Price”), subject to adjustments below.

(ii) if the Corporation, at any time while the Series C Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock and the Series A Series C Preferred Stock, provided the terms of such issuance of interest or dividends, as the case may be, is not amended after the Original Issue Date to an effective conversion price less than the then Set Price, (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock Outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(iii) if the Corporation, at any time while the Series C Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Series C Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Set Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

(iv) if the Corporation or any subsidiary thereof at any time while any of the Series C Preferred Stock is outstanding, shall offer, sell, grant any option or warrant to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or any equity or equity equivalent securities (including any equity, debt or other instrument that is at any time over the life thereof convertible into or exchangeable for Common Stock) (collectively, “Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock, at an effective price per share less than the Set Price (such lower price, the “Base Conversion Price” and such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at a effective price per share which is less than the Set Price, such issuance shall be deemed to have occurred for less than the Set Price), then the Set Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Corporation shall notify the Series C Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Series C Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price regardless of whether the Series C Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

(v) if the Corporation, at any time while the Series C Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Series C Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 5(c)(iii), then in each such case the Set Price shall be adjusted by multiplying the Set Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Series C Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vi) All calculations under this Section 5(c) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock. For purposes of this Section 5(c), the number of shares of Common Stock deemed to be outstanding (the “Common Stock Outstanding”) as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(vii) Notwithstanding anything to the contrary herein, no adjustment shall be made hereunder in connection with an Exempt Issuance.

(viii) Whenever the Set Price is adjusted pursuant to this Section the Corporation shall promptly mail to each Series C Holder, a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ix) If the Corporation issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement), or the lowest possible adjustment price in the case of an MFN Transaction (as defined in the Purchase Agreement).

(x) The Corporation shall commence an internal investigation using independent counsel to determine the number of shares of Common Stock and Common Stock Equivalents outstanding on the Closing Date. Upon completion of the investigation, if the Corporation’s shares of Common Stock outstanding, on a fully diluted basis, did not equal 80,000,000, as of the Closing Date, then the Set Price will be adjusted to a new Set Price determined by multiplying the existing Set Price by a fraction, the numerator of which is 80,000,000 and the denominator of which is the number of shares of Common Stock outstanding on a fully diluted basis as of the Closing Date, as determined by the investigation.

Section 6. Optional Redemption. The Corporation shall have the following rights to redeem shares of the Preferred Stock:

(a) Provided that the Company’s Articles of Incorporation shall have been amended to permit the issuance of the Common Stock to be issued on the conversion of the Series C Preferred Stock, the Corporation shall have the right up to the first anniversary of the Original Issue Date to redeem any shares of Preferred Stock then outstanding at a price per share of Preferred Stock equal to 300% of the Stated Value plus all accrued and unpaid Dividends thereon through the closing date of such redemption.

(b) At any time after the first anniversary of the Original Issue Date, the Corporation may redeem any shares of Preferred Stock then outstanding at a price per share of Preferred Stock equal to 500% of the Stated Value plus all accrued and unpaid Dividends thereon through the closing date of such redemption (as defined below).

(c) Any redemption made by the Corporation pursuant to this Section (the “Company Redemption”) shall be made by providing thirty (30) days’ advance written notice (the “Company Redemption Notice”) to the holders of shares of Preferred Stock. The Corporation may redeem all, but not less than all, of the outstanding shares of Preferred Stock pursuant to this Section.

(d) The Corporation may not deliver to a holder a Company Redemption Notice unless on or prior to the date of delivery of such Company Redemption Notice, the Corporation shall have segregated on the books and records of the Corporation an amount of cash sufficient to pay all amounts to which the holders of shares of Preferred Stock are entitled upon such redemption. Any Company Redemption Notice delivered shall be irrevocable and shall be accompanied by a statement executed by a duly authorized officer of the Corporation.

(e) The price per share of Preferred Stock required to be paid by the Corporation pursuant to this Section 6 (the “Company Redemption Amount”) shall be paid in cash to the holders whose Preferred Stock is being redeemed within five (5) business days of the effective date of the Company Redemption (the “Company Redemption Date”); provided, however, that the Corporation shall not be obligated to deliver any portion of the Company Redemption Amount until either the certificates of Preferred Stock being redeemed are delivered to the office of the Corporation or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and delivers the appropriate documentation. Notwithstanding anything herein to the contrary, in the event that the certificates representing the shares of Preferred Stock being redeemed are not delivered to the Corporation or the transfer agent or the holder fails to notify the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and fails to deliver the appropriate documentation prior to the fifth business day following the Company Redemption Date, then the redemption of the Preferred Stock pursuant to this Section 6 shall still be deemed effective as of the Company Redemption Date, but the Company Redemption Amount shall be paid in cash to the holder whose shares of Preferred Stock are being redeemed only within five (5) business days of the date the certificates for the Preferred Stock representing such shares are actually delivered to the Corporation or the transfer agent or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and delivers the appropriate documentation to the Corporation.

(f) Notwithstanding the delivery of a Company Redemption Notice, a holder may convert some or all of its shares of Preferred Stock subject to such Company Redemption Notice by the delivery prior to the Company Redemption Date of a Notice of Conversion to the Corporation and otherwise complying with all requirements set forth in Section 5. In the event a holder would be precluded from converting any shares of Preferred Stock subject to a Company Redemption Notice, the Company Redemption Date, for such holder only, shall automatically be extended by that number of days by which such holder is so precluded; provided, however, that in no event shall the Company Redemption Date be extended by more than sixty (60) days.

Section 7. Redemption Upon Triggering Events.

(a) Upon the occurrence of a Triggering Event, each Series C Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Series C Holder, to require the Corporation to, (i) with respect to the Triggering Events set forth in Sections 7(b)(iii), (v), (vii), (ix), (x)(as to voluntary filings only) and (xii)), redeem all of the Series C Preferred Stock then held by such Series C Holder for a redemption price, in cash, equal to the Triggering Redemption Amount; or, (ii) at the option of the Series C Holder and with respect to the Triggering Events set forth in Sections 7(b)(i), (ii), (iv), (vi), (viii), (x)(as to involuntary filings only) and (xi), either (A) redeem all of the Series C Preferred Stock then held by such Series C Holder for a redemption price, in shares of Common Stock, equal to a number of shares of Common Stock equal to the Triggering Redemption Amount divided by 75% of the average of the 10 VWAPs immediately prior to the date of election hereunder or (B) increase the dividend on all of the outstanding Series C Preferred Stock held by such Series C Holder to equal 18% per annum thereafter. The Triggering Redemption Amount, in cash or in shares, if the Corporation elects clauses (i) or (ii)(B) above, shall be due and payable or issuable, as the case may be, within 5 Trading Days of the date on which the notice for the payment therefor is provided by a Series C Holder (the “Triggering Redemption Payment Date”). If the Corporation fails to pay the Triggering Redemption Amount hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section (whether in cash or shares of Common Stock), the Corporation will pay interest thereon at a rate of 18% per annum (or such lesser amount permitted by applicable law), accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Series C Preferred Stock is outstanding until such date as the Series C Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount plus all accrued but unpaid dividends and all accrued but unpaid liquidated damages in cash.

(b) “Triggering Event” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) the failure of a Conversion Shares Registration Statement to be declared effective by the Commission on or prior to the 380thth day after the Original Issue Date;

(i) if, during the Effectiveness Period, the effectiveness of the Conversion Shares Registration Statement lapses for any reason for more than an aggregate of 25 calendar days (which need not be consecutive days) during any 12 month period, or the Series C Holder shall not be permitted to resell Registrable Securities under the Conversion Shares Registration Statement for more than an aggregate of 25 calendar days (which need not be consecutive days) during any 12 month period;

(ii) the Corporation shall fail to deliver certificates representing Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the 5th Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Series C Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Series C Preferred Stock in accordance with the terms hereof;

(iii) one of the Events (as defined in the Registration Rights Agreement) described in subsections (i), (ii) or (iii) of Section 2(c) of the Registration Rights Agreement shall not have been cured to the satisfaction of the Series C Holders prior to the expiration of 30 days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of a Conversion Shares Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date, which shall be covered by Section 7(b)(i));

(iv) the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within 5 days after notice therefor is delivered hereunder or shall fail to pay all amounts owed on account of an Event within five days of the date due;

(vii) the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been remedied within 30 calendar days after the date on which written notice of such failure or breach shall have been given;

(vi) any breach of the agreements delivered to the initial Series C Holders at the Closing pursuant to Section 2.2(a)(vi) of the Purchase Agreement;

(vii) the Corporation shall redeem more than a de minimis number of Junior Securities;

(viii) the Corporation shall be party to a Change of Control Transaction; or

(ix) there shall have occurred a Bankruptcy Event;

(x) the Common Stock shall fail to be listed or quoted for trading on a Principal Market for more than 180 Days, which need not be consecutive Trading Days; or

Section 8. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Actual Minimum” shall have the meaning given such term in the Securities Purchase Agreement.

“Alternate Consideration” shall have the meaning set forth in Section 9.

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or

(g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(c)(iv).

“Buy-In” shall have the meaning set forth in Section 5(b)(iii).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation, or (b) a replacement at one time or within a one year period of more than one-half of the members of the Corporation’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (c) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (a) or (b).

“Closing” means closing of the purchase and sale of the Series C Preferred Stock.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Series C Holders’ obligations to pay the Subscription Amount and (ii) the Corporation’s obligations to deliver the shares of Series C Preferred Stock and Warrants have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Common Stock Outstanding” shall have the meaning set forth in Section 5(c)(vi).

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 5(b)(i).

“Conversion Shares” means, collectively, the shares of Common Stock into which the shares of Series C Preferred Stock are convertible in accordance with the terms hereof.

“Conversion Shares Registration Statement” means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Conversion Shares by the Series C Holder, who shall be named as a “selling stockholder” thereunder, all as provided in the Registration Rights Agreement.

“Dilutive Issuance” shall have the meaning set forth in Section 5(c)(iv).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(c)(iv).

“Dividend Payment Date” shall have the meaning set forth in Section 2(a).

“Effective Date” means the date that the Conversion Shares Registration Statement is declared effective by the Commission.

“Equity Conditions” Unless waived by a Series C Holder as to a particular event (which waiver shall apply only to such Series C Holder), as of such event date, the following conditions have been met: (i) the Corporation shall have duly honored all conversions and redemptions scheduled to occur or occurring prior to such date, (ii) there is an effective Conversion Shares Registration Statement pursuant to which the Series C Holders are permitted to utilize the prospectus thereunder to resell all of the Conversion Shares issued to the Series C Holders and all of the Conversion Shares as are issuable to the Series C Holders upon conversion in full of the Series C Preferred Stock (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iii) the Common Stock is listed for trading on the Principal Market (and the Corporation believes, in good faith, that trading of the Common Stock on the Principal Market will continue uninterrupted for the foreseeable future), (iv) all liquidated damages and other amounts owing in respect of the Series C Preferred Stock shall have been paid or will, concurrently with the issuance of the Conversion Shares, be paid in cash; (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all the Conversion Shares as are issuable to the Series C Holder upon conversion in full of the Series C Preferred Stock; (vi) no Triggering Event has occurred and is continuing; (vii) all of the Conversion Shares issuable to the Series C Holder upon conversion in full of the Series C Preferred Stock will not violate the limitations set forth in Sections 5(a)(ii) and (iii); and (viii) no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction has occurred that has not been consummated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Fundamental Transaction” means the occurrence after the date hereof of any of (a) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (b) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (d) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Series C Holder” shall have the meaning given such term in Section 1 hereof.

“Junior Securities” means the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are (a) outstanding on the Original Issue Date and (b) which are explicitly senior in rights or liquidation preference to the Series C Preferred Stock.

“Liquidation” shall have the meaning given such term in Section 4.

“Notice of Conversion” shall have the meaning given such term in Section 5(a).

“Original Issue Date” shall mean the date of the first issuance of any shares of the Series C Preferred Stock regardless of the number of transfers of any particular shares of Series C Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series C Preferred Stock.

“Person” means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Principal Market” initially means the Over-the-Counter Bulletin Board and shall also include the American Stock Exchange, NASDAQ Small-Cap Market, the pink sheets, the New York Stock Exchange, or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of the Original Issue Date, to which the Corporation and the original Series C Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Original Issue Date, to which the Corporation and the original Series C Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Set Price” shall have the meaning set forth in Section 5(c)(i).

“Share Delivery Date” shall have the meaning given such term in Section 5(b).

“Stated Value” shall have the meaning given such term in Section 1.

“Subscription Amount” shall mean, as to each Purchaser, the amount to be paid for the Series C Preferred Stock purchased pursuant to the Purchase Agreement as specified below such Purchaser’s name on the signature page of the Purchase Agreement and next to the heading “Subscription Amount”, in United States Dollars and in immediately available funds.

“Subsidiary” shall have the meaning given to such term in the Purchase Agreement.

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transaction Documents” shall mean the Purchase Agreement and all agreements entered into in connection therewith, including the Registration Rights Agreement and the Warrants.

“Triggering Event” shall have the meaning set forth in Section 7(b).

“Triggering Redemption Amount” for each share of Series C Preferred Stock means the sum of (i) the greater of (A) 120% of the Stated Value and (B) the product of (a) the VWAP on the Trading Day immediately preceding the date of the Triggering Event and (b) the Stated Value divided by the then Set Price, (ii) all accrued but unpaid dividends thereon and (iii) all liquidated damages and other amounts due in respect of the Series C Preferred Stock.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Principal Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

Section 9. Fundamental Transactions and Change of Control Transactions. If a Fundamental Transaction occurs, then upon any subsequent conversion of shares of Series C Preferred Stock, the Series C Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of two shares of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Set Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Series C Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of shares of Series C Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall issue to the Series C Holder new Series C Preferred Stock consistent with the foregoing provisions and evidencing the Series C Holder’s right to convert such Series C Preferred Stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 9 and insuring that the Series C Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction or Change of Control Transaction. In the event of a Fundamental Transaction or a Change of Control Transaction, then at the request of the Series C Holder delivered before the 90th day after such Fundamental Transaction, the Corporation (or any such successor or surviving entity) will purchase the Series C Preferred Stock from the Series C Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Triggering Redemption Amount on such date.

Section 10. Miscellaneous.

(a) If (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock, (ii) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Corporation shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property;, or (v) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series C Preferred Stock, and shall caused to be mailed to the Series C Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which any such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Series C Holders are entitled to convert the Conversion Amount of Series C Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

(b) The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Series C Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Series C Holders, not less than such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Series C Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

(c) Upon a conversion hereunder the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If any fraction of a Conversion Share would, except for the provisions of this Section, be issuable upon a conversion hereunder, the Corporation shall pay an amount in cash equal to the VWAP immediately prior to the applicable conversion multiplied by such fraction.

(d) The issuance of certificates for Common Stock on conversion of Series C Preferred Stock shall be made without charge to the Series C Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Series C Holder of such shares of Series C Preferred Stock so converted.

(e) To effect conversions or redemptions, as the case may be, of shares of Series C Preferred Stock, a Series C Holder shall not be required to surrender the certificate(s) representing such shares of Series C Preferred Stock to the Corporation unless all of the shares of Series C Preferred Stock represented thereby are so converted, in which case the Series C Holder shall deliver the certificate representing such share of Series C Preferred Stock promptly following the Conversion Date at issue. Shares of Series C Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

(f). Any and all notices or other communications or deliveries to be provided by the Series C Holders of the Series C Preferred Stock hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the President of the Corporation addressed to President, Fax Number: 412-457-0128 or to such other address or facsimile number as shall be specified in writing by the Corporation for such purpose. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Series C Holder at the facsimile telephone number or address of such Series C Holder appearing on the books of the Corporation, which address shall initially be the address of such Series C Holder set forth on the signature pages of the Purchase Agreement, or such other address as the Corporation or a Series C Holder may designate by ten days advance written notice to the other parties hereto. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) (with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iv) one day after deposit with a nationally recognized overnight courier service, specifying next day delivery, with written verification of service, or (v) upon actual receipt by the party to whom such notice is required to be given.

(g) For purposes hereof, a share of Series C Preferred Stock is outstanding until such date as the Series C Holder shall have received the Conversion Shares or redemption amount (as the case may be) issuable or payable to it in accordance with this Certificate of Designations.

(h) Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Series C Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(i) If a Series C Holder’s Series C Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series C Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(j) All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(k) Any waiver by the Corporation or the Series C Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Corporation or the Series C Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver must be in writing.

(l) If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

(m) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(n) The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(o) RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Florida law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 24th day of August 2005.

By:	/s/ John C. Sercu
Name:	John C. Sercu
Title:	Interim Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Series C Holder in order to convert shares of Series C Preferred Stock)

The undersigned hereby elects to convert the number of shares of Convertible Series C Preferred Stock indicated below, into shares of common stock, par value $0.001 per share (the “Common Stock”), of World Health Alternatives, Inc., a Florida corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Series C Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion

_________________________________________

Number of shares of Series C Preferred Stock owned prior to Conversion

_________________________________________

Number of shares of Series C Preferred Stock to be Converted

_________________________________________

Stated Value of shares of Series C Preferred Stock to be Converted

_________________________________________

Number of shares of Common Stock to be Issued

_________________________________________

Applicable Set Price

_________________________________________

Number of shares of Series C Preferred Stock subsequent to Conversion

_________________________________________

[HOLDER]

By:
Name:
Title:

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